Exhibit 10.17
R.G. BARRY CORPORATION
2008 RESTORATION PLAN
DISTRIBUTION ELECTION FORM (2008 ONLY)
Daniel D. Viren (the “Participant”) participates in the R.G. Barry 2008 Corporation Restoration Plan, as amended (the “Plan”). Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan.
By signing below, the Participant elects, pursuant to Section 4.3(a) of the Plan, to have the vested portion of his or her benefit under the Plan distributed in a lump-sum on August 28, 2009, which shall extinguish the obligations of R.G. Barry Corporation (the “Company”) and its affiliates under the Plan.
Please note: To be effective, this Distribution Election Form must be signed and returned to the Company no later than December 31, 2008. The election made in this Distribution Election Form may not change the time and/or form of any payment that would otherwise be payable in calendar year 2008 and may not otherwise cause a payment to be made under the Plan in calendar year 2008. This Distribution Election Form may not be used after December 31, 2008.
ACKNOWLEDGMENTS
By signing below, the Participant acknowledges that:
•	The Participant has knowingly and voluntarily decided to participate in the Plan and be bound by the conditions thereunder and the terms and conditions of this Distribution Election Form;
•	The Participant hereby elects to have the vested portion of his or her Account paid in a lump-sum on August 28, 2009; and
•
The Participant understands that the election made in this Distribution Election Form is irrevocable and that any payment received pursuant to the election made in this Distribution Election Form shall extinguish any obligation of the Company or any of its affiliates to him or her under the Plan.

PARTICIPANT
/s/ Daniel D. Viren
Daniel D. Viren December 22, 2008

ACCEPTED AND ACKNOWLEDGED:

R.G. BARRY CORPORATION

By:

Its:

Date:	, 2008